                                                                  Exhibit (a)(3)

Dear [employee's first name],



As announced earlier today by Guy Gecht, EFI is offering a stock option exchange program to all eligible employees. Because you hold outstanding eligible options, you are eligible to participate in the program. Below you will find information regarding your eligible shares.

For more information about this new program, please visit EFI's intranet site at http://info-new.efi.com/exchange/.
---------------------------------

     Regards,



     Beverly Rubin

     Human Resources Director



               Stock Options Eligible for Stock Exchange Program
               -------------------------------------------------

-----------------------------------------------------------------------------------
                                   Total Number
                                        of                            Option Plan
                                   Option Shares        Option        under which
 Grant Date of   Exercise Price      Subject to     Identification     Option was
    Option          of Option          Option           Number           Granted
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------